Delaware Group Global & International
Funds
N SAR

Exhibit List


Exhibit		Reference

77.Q1(a)(1)	Amended and Restated By
Laws of Delaware Group Global &
International Funds dated November 16, 2006.

77.Q1(a)(2)	Certificate of Amendment of
Agreement and Declaration of Trust of
Delaware Group Global & International Funds dated November 15, 2006.